UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

McCormick & Company, Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

McCORMICK & COMPANY, INCORPORATED
18 Loveton Circle
Sparks, Maryland 21152

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 24, 2004

The Annual Meeting of the Stockholders of McCormick & Company, Incorporated will be held at the Hunt Valley Inn, 245 Shawan Road, Hunt Valley, Maryland at 10:00 a.m., March 24, 2004, for the purpose of considering and acting upon:

(a)          the election of directors to act until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

(b)         the approval of the 2004 Long-Term Incentive Plan, which is attached as Exhibit A to the Proxy Statement and which has been adopted by the Board of Directors subject to the approval of the stockholders;

(c)          the approval of the Directors’ Share Ownership Program, which has been adopted by the Board of Directors subject to the approval of the stockholders;

(d)         the approval of the 2004 Directors’ Non-Qualified Stock Option Plan, which is attached as Exhibit B to the Proxy Statement and which has been adopted by the Board of Directors subject to the approval of the stockholders;

(e)          the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2004 fiscal year; and

(f)            any other matters that may properly come before such meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on December 31, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments thereof.  Only holders of Common Stock shall be entitled to vote. Holders of Common Stock Non-Voting are welcome to attend and participate in this Meeting.

IF YOU ARE A HOLDER OF COMMON STOCK, A PROXY CARD IS ENCLOSED.  PLEASE VOTE YOUR PROXY PROMPTLY BY TELEPHONE, BY INTERNET OR BY MAIL AS DIRECTED ON THE PROXY CARD IN ORDER THAT YOUR STOCK MAY BE VOTED AT THIS MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE IT IS VOTED.

February 17, 2004	Robert W. Skelton
Secretary

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished on or about February 17, 2004 to the holders of Common Stock in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders or any adjournments thereof. Any proxy given may be revoked at any time before it is voted.  Such right of revocation is not limited or subject to compliance with any formal procedure. The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, electronic mail or personal interview. The Company also may request brokers and other custodians, nominees, and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company may reimburse them for their expenses in so doing.

At the close of business on December 31, 2003, there were 15,198,974 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of the Company.  Except for certain voting limitations imposed by the Company’s Charter on beneficial owners of ten percent or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on December 31, 2003 will be entitled to vote at the meeting or any adjournments thereof.

PRINCIPAL STOCKHOLDERS

On December 31, 2003, the assets of The McCormick 401(k) Retirement Plan (the “Plan”) included 3,988,604 shares of the Company’s Common Stock, which represented 26.2% of the outstanding shares of Common Stock. The address for the Plan is 18 Loveton Circle, Sparks, Maryland 21152. The Plan is not the beneficial owner of the Common Stock for purposes of the voting limitations described in the Company’s Charter. Each Plan participant has the right to vote all shares of Common Stock allocated to such participant’s Plan account. The Plan’s Investment Committee possesses investment discretion over the shares, except that, in the event of a tender offer, each participant of the Plan is entitled to instruct the Investment Committee as to whether to tender Common Stock allocated to such participant’s account.  Membership on the Investment Committee consists of two directors, Francis A. Contino and Karen D. Weatherholtz, and the Company’s Vice President & Controller, Kenneth A. Kelly, Jr., the Company’s Vice President – Finance, Paul C. Beard, and the Company’s Senior Vice President, General Counsel & Secretary, Robert W. Skelton.

Harry K. Wells and his wife Lois L.Wells, whose address is P. O. Box 409, Riderwood, Maryland 21139, held in two trusts 1,073,246 shares of Common Stock as of December 31, 2003, representing 7.1% of the outstanding shares of Common Stock.

ELECTION OF DIRECTORS

During 2003, Messrs. Carroll D. Nordhoff and Robert W. Schroeder retired from the Board of Directors. Mr. Nordhoff joined the Company in 1970 and has served as a director since 1991. Mr. Schroeder joined the Company in 1985 and was elected to the Board in 1996.  Mr. John C. Molan retired from the Board of Directors in January 2004.  He joined the Company in 1996 and served as a director since 2000.  The Company is grateful for the many contributions of these gentlemen and for their dedicated service.

Ms. Margaret M.V. Preston joined the Board of Directors on September 23, 2003.  She has not previously stood for election to the Board at any Annual Meeting of Stockholders.

The persons listed in the following table have been nominated for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unavailable for election.  In the event one of the nominees is unable to serve on the Board of Directors or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee.  Alternatively, the Board of Directors may elect to reduce the size of the Board of Directors.

The following table shows, as of December 31, 2003, the names and ages of all nominees, the principal occupation and business experience of each nominee during the last five years, the year in which each nominee was first elected to the Board of Directors, the amount of securities beneficially owned by each nominee, and directors and executive officers as a group, and the nature of such ownership.  Except as shown in the table, no nominee owns more than one percent of either class of the Company’s common stock.

The Board of Directors has determined that the following directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company):  Barry H. Beracha, James T. Brady, Edward S. Dunn, Jr., J. Michael Fitzpatrick, Freeman A. Hrabowski, III, Margaret M.V. Preston and William E. Stevens. Based on this determination and the review by the Board of Directors of the additional general independence requirements under the New York Stock Exchange’s listing standards (the “Listing Standards”), the Board has determined that each of these directors is an “independent director” under the Listing Standards.

In connection with these determinations, the Board of Directors noted that, as described in the following table, Mr. Beracha recently retired as an executive officer of the Sara Lee Corporation and Dr. Fitzpatrick is an executive officer of the Rohm and Haas Company.  Commercial relationships exist between the Company and the Sara Lee Corporation and between the Company and Morton Salt, a subsidiary of the Rohm and Haas Company.  However, in each case, the Board of Directors has determined that the commercial relationship is not material to either party. The Board of Directors, in reaching its conclusion, has determined that sales in an amount less than 1% of either company’s annual consolidated net sales, and purchases in an amount less than 1% of either company’s total annual purchases, are not material.  In addition, it should be noted that neither Mr. Beracha nor Dr. Fitzpatrick are involved in the negotiations of the commercial transactions.  Further, it should be noted that the products supplied by the Company to such other companies are readily available from other sources of supply.  For these reasons, the Board has concluded that such transactions are not material relationships.

The Board of Directors has further considered whether the members of the Audit Committee satisfy the additional “independence” and “financial literacy” requirements for Audit Committee members as set forth in the Listing Standards.  The Board of Directors has concluded that all members satisfy the requirements of the Listing Standards.  In addition, the Board of Directors has concluded that all members of the Audit Committee also qualify as “audit committee financial experts” as defined by SEC rules, and have the “accounting or related financial management expertise” required by the Listing Standards.  Mr. Brady, who is Chairman of the Audit Committee, currently serves on the audit committees of three other public companies.  The Board of Directors has determined that such service does not impair the ability of Mr. Brady to effectively serve on the Company’s Audit Committee.

Required Vote of Stockholders. A plurality of all votes cast by holders of the shares of Common Stock of the Company present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature* of Beneficial Ownership
				Common	Common Non- Voting

Barry H. Beracha	61	Retired executive (June 2003 to Present); Executive Vice President, Sara Lee Corporation, and Chief Executive Officer, Sara Lee Bakery Group (2001 to 2003); Chairman of the Board & Chief Executive Officer, The Earthgrains Company (1993 to 2001)	2000	11,337	3,375

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature* of Beneficial Ownership
				Common	Common Non- Voting

James T. Brady	63	Managing Director – Mid-Atlantic, Ballantrae International, Ltd. (1999 to present); Consultant, (1998 to 1999)	1998	9,313	10,443

Francis A. Contino	58	Executive Vice President,	1998	310,932	94,595
		Chief Financial Officer		(2)%
		(1998 to present) & Supply Chain (2002 to present)

Robert G. Davey	54	President – Global Industrial Group	1994	421,500	134,284
		(1998 to present)		(2.8)%

Edward S. Dunn, Jr.	60	President, Dunn Consulting (1997 to present); President and Chief Executive Officer, Colonial Williamsburg Company (2001 to 2002); C. J. McNutt Chair in Food Marketing, St. Joseph’s University (1998 to 2001)	1998	11,898	11,807

J. Michael Fitzpatrick	57	President & Chief Operating Officer, Rohm and Haas Company (1999 to present); Vice President & Chief Technology Officer, Rohm and Haas Company (1995 to 1999)	2001	6,170	1,875

Freeman A. Hrabowski, III	53	President, University of Maryland Baltimore County (1992 to present)	1997	15,711	11,795

Robert J. Lawless	57	Chairman of the Board (1999 to present);	1994	922,731	304,965	(1)
		President (1996 to present); Chief Executive Officer (1997 to present) & Chief Operating Officer (1995 to present)		(6.1)%

Name	Age	Principal Occupation & Business Experience	Year First Elected Director	Amount and Nature* of Beneficial Ownership
				Common	Common Non- Voting

Margaret M.V. Preston	46	Executive Vice President, Mercantile Safe Deposit & Trust Company (2002 to present); Chief Financial Officer, Deutsche Banc Global Private Bank (2001-2002); Managing Director, Deutsche Banc Alex. Brown, Inc. (1990 to 2002)	2003	0	0

William E. Stevens	61	Chairman, BBI Group (2000 to present); Chairman and Chief Executive Officer, Wesmark Group (1999 to 2001); Executive Vice President, Mills & Partners, (1996 to 1999)	1988	19,476	27,775

Karen D. Weatherholtz	53	Senior Vice President – Human Relations (1999 to present); Vice President – Human Relations (1988 to 1999)	1992	145,556	42,843

Directors and Executive Officers as a Group (17 persons)				2,726,841	921,287
				(18.5)%

(1)          Includes 49,660 shares of Common Stock Non-Voting held in a charitable trust for the Lawless Family Foundation.  Mr. Lawless serves as trustee of the trust.  Mr. Lawless disclaims beneficial ownership of such shares.

*  Includes shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the director or executive officer.  Also includes the following numbers of shares which could be acquired within 60 days of December 31, 2003 pursuant to the exercise of stock options:  Mr. Beracha – 3,375 shares of Common Stock, 3,375 shares of Common Stock Non-Voting; Mr. Brady – 5,875 shares of Common Stock, 5,875 shares of Common Stock Non-Voting; Mr. Contino – 279,825 shares of Common Stock, 93,275 shares of Common Stock Non-Voting; Mr. Davey – 355,500 shares of Common Stock, 118,500 shares of Common Stock Non-Voting; Mr. Dunn – 7,375 shares of Common Stock, 7,375 shares of Common Stock Non-Voting; Dr. Fitzpatrick – 1,875 shares of Common Stock, 1,875 shares of Common Stock Non-Voting; Dr. Hrabowski – 9,375 shares of Common Stock, 9,375 shares of Common Stock Non-Voting; Mr. Lawless – 748,650 shares of Common Stock, 249,550 shares of

Common Stock Non-Voting; Ms. Preston — 0 shares of Common Stock, 0 shares of Common Stock Non-Voting; Mr. Stevens – 7,375 shares of Common Stock, 7,375 shares of Common Stock Non-Voting; Ms. Weatherholtz – 102,000 shares of Common Stock, 34,000 shares of Common Stock Non-Voting; and directors and executive officers as a group – 2,270,045 shares of Common Stock, 776,575 shares of Common Stock Non-Voting. Also includes shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Contino – 22,123 shares of Common Stock; Mr. Davey – 10,713 shares of Common Stock; Mr. Lawless – 16,203 shares of Common Stock; Ms. Weatherholtz – 18,772 shares of Common Stock; and directors and executive officers as a group – 87,445 shares of Common Stock. Also includes shares of Common Stock which are beneficially owned by virtue of participation in the Deferred Compensation Plan:  Mr. Beracha – 6,657 shares of Common Stock; Mr. Dunn – 1,897 shares of Common Stock; Dr. Fitzpatrick – 3,272 shares of Common Stock; and Dr. Hrabowski – 3,059 shares of Common Stock.

Messrs. Molan and Schroeder, who were among the top five most highly compensated executive officers during 2003 as shown in the compensation table on page 12, own the following number of shares as of December 31, 2003:  Mr. Molan – 273,757 shares of Common Stock (1.8% of the outstanding shares of Common Stock) (of which 232,952 shares could be acquired within 60 days of December 31, 2003 pursuant to the exercise of stock options) and 78,664 shares of Common Stock Non-Voting (of which 77,648 shares could be acquired within 60 days of December 31, 2003 pursuant to the exercise of stock options);  Mr. Schroeder – 370,702 shares of Common Stock (2.4% of the outstanding shares of Common Stock) (of which 336,750 shares could be acquired within 60 days of December 31, 2003 pursuant to the exercise of stock options and 3,796 shares were issued in January 2004 pursuant to the Mid-Term Incentive Plan) and 117,917 shares of Common Stock Non-Voting (of which 112,250 shares could be acquired within 60 days of December 31, 2003 pursuant to the exercise of stock options).  Also included for Mr. Schroeder are 40 shares of Common Stock beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan.

Board Committees

The Board of Directors has established the following committees to perform certain specific functions.  Board Committee membership as of January 1, 2004 is listed below.

Audit Committee.  This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company’s financial information and internal accounting and disclosure controls, and performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. All members of the Committee are independent directors under the Listing Standards applicable to audit committees. Except for Mr. Brady, no member of the Audit Committee serves on the Audit Committee of more than three public companies. During fiscal 2003, the membership on the Committee consisted of Mr. Brady, who served as Chairman, Dr. Hrabowski and Mr. Stevens. In January 2004, Ms. Preston succeeded Dr. Hrabowski as a member of the Committee.  The Audit Committee held nine meetings during the last fiscal year.

The Charter of the Audit Committee, as recently amended, is attached to the Proxy Statement as Exhibit C and is available on the Company’s website at www.mccormick.com under “Company Information.”

Compensation Committee.  This Committee establishes and oversees executive compensation policy; makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer, members of the Company’s Management Committee, other executive officers listed in the proxy statement as one of the five highest paid executives and such other officers as may be determined by the Committee, the Company or the Board of Directors; and approves grants of stock options, the timing of the grants, the price at which the options are to be offered, and the number of shares for which options are to be granted to directors and officers. In addition, the Committee oversees the process of CEO succession planning and reviews the Company’s strategy for succession to other key leadership positions. The Committee reviews and evaluates the compensation and benefits for the Company’s non-employee directors and, where appropriate, makes recommendations for changes based on competitive conditions. The Committee performs such other duties and responsibilities as set forth in a Charter approved by the Board of Directors.  All members of the Committee are independent directors under the Listing Standards.  Current membership consists of Mr. Beracha, who serves as Chairman, Mr. Dunn and Dr. Fitzpatrick.  The Compensation Committee held six meetings during the last fiscal year. The Charter of the Compensation Committee is available on the Company’s website at www.mccormick.com under “Company Information.”

Nominating/Corporate Governance Committee.  This Committee, established in 2003, develops and implements corporate governance principles and related compliance policies.  The Committee will also establish criteria for the selection of nominees to the Board and will identify, screen and recommend candidates for election to the Board. Recommendations will be made to the Board regarding the size and composition of the Board and the structure and membership of the Board Committees. All members of the Committee are independent directors under the Listing Standards. Current membership of the Committee consists of Dr. Hrabowski, who serves as Chairman, and Dr. Fitzpatrick. The Committee held one meeting during the last fiscal year. The Charter of the Committee and the Company’s Corporate Governance Principles are available on the Company’s website at www.mccormick.com under “Company Information.”

The Nominating/Corporate Governance Committee will accept recommendations from stockholders for nominees for the Board of Directors.  Stockholders wishing to submit recommendations should contact the Corporate Secretary at 18 Loveton Circle, Sparks, Maryland 21152.   The Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified by the Committee.

Attendance at Meetings

During the last fiscal year, there were seven meetings of the Board of Directors. All of the Directors attended at least 75% of the total number of meetings of the Board and the Board

Committees on which they served.

Each year the Annual Meeting of Stockholders is held on the same day as the Annual Meeting of the Board of Directors.  Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members usually attend both the Annual Meeting of Stockholders and the Annual Meeting of the Board of Directors.  Last year, all directors attended the Annual Meeting of Stockholders.

Other Directorships

Certain individuals nominated for election to the Board of Directors hold directorships in other companies.  Mr. Beracha is a director of The Pepsi Bottling Group, Inc. and Transora, Inc.  Mr. Brady is a director of Constellation Energy Group, Inc., T. Rowe Price Group, Inc. and Aether Systems, Inc.   Dr. Fitzpatrick is a director of Rohm and Haas Company and Carpenter Technology Corporation.  Dr. Hrabowski is a director of Constellation Energy Group, Inc., Corvis Corporation, The Baltimore Equitable Society and Mercantile Bankshares Corporation. Mr. Lawless is a director of The Baltimore Life Insurance Company and Constellation Energy Group, Inc.  Mr. Stevens is a director of MEMC Electronic Materials, Inc.

REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s compensation program is designed (a) to attract, retain and motivate highly talented individuals through a combination of base pay and performance-based incentive awards; (b) to enhance the identity of the employees’ interests with the interests of the Company’s stockholders; and (c) to reward individual performance based on the achievement of the Company’s financial goals and strategic objectives.  The structure and benefits of the compensation program must be competitive with other programs for similarly placed employees of food and other manufacturing companies of a size similar to the Company.  Independent compensation consultants are retained from time to time for advice and guidance in assessing whether the Company’s compensation program is competitive.  In 2003, Hewitt Associates, Inc. was retained to conduct a study for such purposes and, based on the study, concluded that the Company’s executive compensation program is generally competitive.

Salaries

Salaries of the Company’s senior management employees are reviewed, and where appropriate, adjusted annually.  Salary ranges are established for each senior management position based on the marketplace median for that position and a salary is assigned to the manager within that range based on individual performance, prior experience and contribution to the financial goals and strategic objectives of the Company.  Salaries for the Company’s chief executive officer and a limited number of its executive officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee.

Incentive Awards

Annual bonuses are paid to senior management employees pursuant to a formula.  A limited number of corporate executives are paid a bonus based upon the achievement of specified levels of earnings growth.  Other corporate executives and general managers of subsidiaries and divisions are paid a bonus based on the achievement of specified operating profit targets as well as earnings growth targets.  If the targeted performance is achieved, a bonus is paid in an amount equal to either a percentage of salary or a percentage of the midpoint of the salary range for the employee’s position.  If performance exceeds targeted levels, bonuses may be paid up to twice that amount.  If minimum targets are not achieved, no bonus is paid.  Annual bonuses for the Company’s chief executive officer and a limited number of its executive officers, including the five highest paid executive officers, are reviewed and approved by the Compensation Committee.

The Company also has a mid-term incentive program, which was first approved by the Company’s stockholders in 1998 and again in 2002.    Benefits under this program are paid upon the achievement of established targets for sales growth and total shareholder return over a period of three years.  The targets are established prior to the commencement of each three-year cycle.  The Company believes that this program plays an important role in aligning the compensation of executives with the key financial goals which drive the Company’s success and create shareholder value.  Participation in the program is limited to those few executives who are in positions which have a significant impact on the achievement of the goals and who must provide the long-term strategic leadership necessary to accomplish the goals.  The mid-term incentive program is administered by the Compensation Committee.

The Company has regularly granted stock options to its key management employees since the mid-1960’s.  The Company continues to believe that stock options are an effective vehicle for causing its key management employees to identify with the interests of its stockholders.  The number of shares for which an option is granted is determined by the salary range assigned to the executive, although additional shares are occasionally awarded to an individual for exemplary performance.  Each of the option agreements contains a vesting schedule which provides an inducement to employees to remain in the employment of the Company in order to maximize the economic benefit of the option.  The Compensation Committee is responsible for the administration of the stock option plan with respect to the Company’s officers and employee directors.  This plan will offer greater flexibility by providing for the issuance of restricted stock, stock appreciation rights, performance units and cash, in addition to stock options.

Chief Executive Officer Compensation

Compensation for the Company’s chief executive officer is structured the same as compensation for other senior management employees.  As disclosed in the table on page 12 of this proxy statement, Mr. Lawless’ compensation for 2003 consisted of a salary, a cash bonus, and the grant of an option under the Company’s stock option plan.

During the last fiscal year, the Committee approved an increase in Mr. Lawless’ salary based on the Company’s superior financial performance and the findings of the market survey conducted by Hewitt Associates, Inc.  In addition, the Committee approved an annual bonus for Mr. Lawless based on the Company’s excellent earnings per share performance for 2003.

Submitted by:

Compensation Committee

Barry H. Beracha, Chairman
Edward S. Dunn, Jr.
J. Michael Fitzpatrick

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or during the last fiscal year was,  an officer or an employee of the Company or any of its subsidiaries, and no member has any interlocking or insider relationships with the Company which are required to be reported under applicable rules and regulations of the Securities and Exchange Commission.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during each of the fiscal years ended November 30, 2003, 2002 and 2001 to the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers who were executive officers during the 2003 fiscal year, determined by reference to total salary and bonus paid to such individuals for the 2003 fiscal year.

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	(1) Salary	(1) Bonus	Awards		Payouts		(3) All Other Compensation
				Securities Underlying Options		(2) LTIP Payouts
		($)	($)	(#)		($)		($)

Robert J. Lawless	2003	888,750	1,387,540	318,000		0		8,000
Chairman of the Board,	2002	768,867	1,280,000	286,000		1,914,173		8,000
President & Chief	2001	701,367	1,120,000	286,000		0		19,507
Executive Officer

Robert G. Davey	2003	472,217	483,784	130,000		0		8,000
President – Global	2002	456,908	496,800	130,000		523,328		8,000
Industrial Group	2001	434,700	473,000	130,000		0		15,407

Francis A. Contino	2003	436,667	448,910	130,000		0		8,000
Executive Vice President,	2002	393,367	400,000	100,000		394,746		8,000
Chief Financial Officer &	2001	365,700	360,000	100,000		0		14,096
Supply Chain

John C. Molan (4)	2003	398,801	347,600	96,000		0		0
Executive Vice President	2002	384,867	145,840	96,000		363,133		0
	2001	352,960	208,623	96,000		0		0

Robert W. Schroeder (5)	2003	366,667	341,134	190,000	(6)	321,620	(7)	8,000
Executive Vice President	2002	361,642	282,543	96,000		363,133		8,000
	2001	350,950	269,598	96,000		0		14,066

(1)          “Salary” includes Corporate Board of Directors fees and service awards. Salary and/or bonuses deferred at the election of the named officer are included in the category and year they would have otherwise been reported had they not been deferred.

(2)          Amounts shown as “LTIP Payouts” were payments made upon completion of the second three-year performance periods ended November 30, 2002 under the Mid-Term Incentive Program.  Awards were paid in shares of restricted stock of the Company based on the stock price on November 30, 2002.

(3)          These amounts were paid or accrued under the Company’s 401(k) Retirement Plan for the accounts of such individuals. The stated figures represent the Company’s matching contribution of employee contributions to the Plan in amounts not to exceed $8,000 per participant and, for years prior to 2002, the amounts that would have been contributed to the individual’s account but for certain limits imposed by the Internal Revenue Code. Amounts in excess of these limits were paid in cash to these individuals as follows:  in 2001, for Messrs. Contino, Davey, Lawless and Schroeder the excess amounts were $3,037, $4,347, $8,448, and $3,007, respectively. Beginning in 2002, the Company limited its contributions to the Plan to matching contributions.  Mr. Molan is not eligible to participate in the 401(k) Retirement Plan.

(4)          Mr. Molan is paid in British Pounds.  Amounts shown for Mr. Molan above are based on the conversion to US dollars using the 12-month average exchange rate of 1.60 US Dollars to 1 British Pound. In September 2003, Mr. Molan announced his retirement from the Company effective January 1, 2005.  Upon retirement, Mr. Molan will receive a cash payment in an amount equal to what his annual base pay would have been for 2005 and a bonus equal to the target bonus he would have received for fiscal 2005, and a pro rata target bonus for the first month of fiscal 2006. Cash payments will be made in British Pounds based on exchange rates in effect as of the date of payment. He will also receive a pro rata distribution, determined as of December 31, 2004, for the three-year performance cycle beginning on December 1, 2003 under the Mid-Term Incentive Plan and an additional sum equal to the difference between the pro rata distribution that would have been paid if his employment had terminated on December 31, 2005, and the amount actually paid to him under the Plan. In addition, he will be granted a stock option in 2005 at the same level as executives of similar rank.  The Company will also provide life, medical, disability and pension coverage to Mr. Molan in 2005 comparable to that which he received from the Company prior to his retirement.

(5)          Mr. Schroeder retired from the Company as of January 1, 2004.  Mr. Schroeder has agreed to continue to provide advisory and consulting services to the Company for an eighteen-month period following his retirement.  During the consulting period, Mr. Schroeder will be paid a monthly consulting fee in the amount of $30,650.

(6)          In 2003, Mr. Schroeder received two grants of stock options.  One grant was in January 2003 for 96,000 shares and another was a grant in November 2003 for 94,000 shares.  The November grant was for the number of shares that would have been granted to him in January 2004 but for his retirement as of January 1, 2004.

(7)          Upon his retirement, Mr. Schroeder earned a prorated payment from the cycle of the Mid-Term Incentive Plan ending November 30, 2004.

COMPENSATION OF DIRECTORS

Fees paid to each director who is not an employee of the Company consist of an annual retainer of $25,000 in cash and $15,000 in Common Stock of the Company, and a meeting fee of $1,500 for each Board meeting attended.  Directors who serve on Board Committees, but who are not chairs of a Committee, also receive $1,200 for each Committee meeting they attend and an additional annual retainer of $2,500.  Directors who serve as Committee Chairs receive $1,500 for each Committee meeting attended and an additional annual retainer of $5,000.  Each quarter, the Chair of the Audit Committee is also paid a $1,500 fee for meeting with Company management to review and provide advice on quarterly earnings releases and other related disclosures. Under the Directors’ Non-Qualified Stock Option Plan, non-employee directors are granted options each year for 2,500 shares of Common Stock and 2,500 shares of Common Stock Non-Voting.

PENSION PLAN TABLE

The following table shows the estimated annual benefits (on a single-life basis), including supplemental benefits, payable upon retirement (assuming retirement at age 65) to participants in the designated average compensation and years of service classifications:

Average Compensation	Years of Service
	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years
$600,000	$101,004	$151,506	$202,008	$252,510	$303,012	$453,514
$800,000	$135,804	$203,706	$271,608	$339,510	$407,412	$475,314
$900,000	$153,204	$229,806	$306,408	$383,010	$459,612	$536,214
$1,000,000	$170,604	$255,906	$341,208	$426,510	$511,812	$597,114
$1,200,000	$205,404	$308,106	$410,808	$513,510	$616,212	$718,914
$1,500,000	$257,604	$386,406	$515,208	$644,010	$772,812	$901,614
$1,800,000	$309,804	$464,706	$619,608	$774,510	$929,412	$1,084,314
$2,000,000	$344,604	$516,906	$689,208	$861,510	$1,033,812	$1,145,214

The Company’s US Pension Plan is a defined benefit, non-contributory plan.  A majority of the employees of the Company and participating subsidiaries are eligible to participate in the Plan upon completing one year of service and attaining age 21.  The Plan provides benefits (which are reduced by an amount equal to 50% of the participant’s social security benefit for those participants hired before December 1, 2000) based on the participant’s years of service and highest average compensation over a period of five consecutive years, as defined in the Plan.  The Company has adopted a supplement to its Pension Plan to provide a limited group of senior executives with an inducement to retire before age 65.  That group of senior executives will receive credit for additional service for employment after age 55.  The supplement also includes a significant portion of the senior executives’ bonuses in the calculation of pension benefits.  The supplement further provides that if a senior executive with Company service outside the U.S. retires after having served at least three years immediately preceding retirement in the U.S., all of the executive’s years of Company service, including years of service with foreign subsidiaries of the Company, will be counted in calculating pension benefits.  This group of senior executives includes those individuals listed in the table on page 12.

For purposes of calculating the US pension benefit, the average of the highest five consecutive 12-month periods of compensation for the executives listed in the table on page 12 as of November 30, 2003 is as follows: Mr. Contino - $725,149; Mr. Davey - $901,815; Mr. Lawless - $1,830,798; Mr. Schroeder - $615,072.  The years of credited service for these executives as of the same date (including, for Messrs. Lawless and Davey, service with foreign subsidiaries of the Company) are: Mr. Contino – 5.5; Mr. Davey – 26.5; Mr. Lawless – 27; Mr. Schroeder - 18.

In the UK, the Company offers a contributory pension plan to all permanent employees.  The plan provides a pension of 1/60th of final pensionable salary for each year of service.  Final pensionable salary is annual basic salary averaged over the 36 months prior to retirement less an amount equal to the basic state pension (currently £4,027 – approximately $7,249 using an exchange rate of 1.8).  Participants pay a contribution of 6.5% of their basic salary less an amount equal to the basic state pension.  In the event of death, a spouse’s pension of 50% of the member’s pension is payable, and a lump sum is also payable on death while in service.

Certain executives in the UK, including Mr. Molan, have been granted a rate of accrual which is higher than 1/60th.  This is due to the statutory restriction introduced in 1989 which limits the salary on which pension can be based for new members to £99,000 (approximately $178,200).  Benefits for these executives are provided through a combination of tax qualified and tax non-qualified plans. Mr. Molan’s plans will provide benefits based on 1/30th of final pensionable salary for each complete year of pensionable service from January 15, 1996 (with a proportion for each complete month).  Final pensionable salary is the annual average of 120% of basic salary in the 36 months before retirement less an amount equal to the basic state pension. For purposes of calculating the UK pension benefit, the annual average of the last 36 months of basic salary for Mr. Molan is £238,268 (approximately  $428,882).  He has eight years of credited service.

In 1999, the Company adopted a deferred compensation plan that allows a limited number of management employees to defer the payment of portions of salary and bonus.  Plan participants may invest their deferred compensation in any one or a combination of the plan’s investment funds.  In most cases, deferred amounts plus earnings are paid out upon the participant’s retirement or termination of employment.

STOCK OPTIONS

OPTION GRANTS IN LAST FISCAL YEAR

During the last fiscal year, the Company granted stock options to certain employees, including executive officers, pursuant to stock option plans approved by the Company’s stockholders.  Included among the option grants were the following:

						Potential
						Realizable Value
Individual Grants (1)						At Assumed
	Number of		% of Total			Annual Rates of
	Securities		Options	Exercise or		Stock Price
	Underlying		Granted To	Base		Appreciation For
	Options		Employees in	Price	Expiration	Option Term ($) (2)
Name	Granted (#)		Fiscal Year	($/Shares)	Date	5%	10%
Robert J. Lawless	318,000		6.9%	$22.26	1/27/13	$4,451,744	$11,281,593
Robert G. Davey	130,000		2.8%	$22.26	1/27/13	$1,819,895	$4,611,972
Francis A. Contino	130,000		2.8%	$22.26	1/27/13	$1,819,895	$4,611,972
John C. Molan	96,000		2.1%	$22.26	1/27/13	$1,343,923	$3,405,764
Robert W. Schroeder	96,000	(3)	2.1%	$22.26	1/27/13	$1,343,923	$3,405,764
	94,000	(3)	2.0%	$28.52	12/31/08	$740,678	$1,636,704

(1) The stock options are exercisable as follows:  none of the shares subject to the option may be purchased during the first year of the option; not more than 25% of the shares subject to the option may be purchased during the second year of the option; not more than 50% of the shares subject to the option may be purchased during the third year of the option, less any shares for which the option may have been previously exercised; not more than 75% of the shares subject to the option may be purchased during the fourth year of the option, less any shares for which the option may have been previously exercised; and 100% of the shares subject to the option may be purchased, less any shares for which the option may have been previously exercised, at any time during the period between the end of the fourth year of the option and the expiration date.  All stock options granted under the stock option plans become fully exercisable in the event of a change in control of the Company.  Approximately 500 employees of the Company were granted options under the Company’s option plans during the last fiscal year.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual rates set by the Securities and Exchange Commission, and therefore are not intended to forecast future appreciation, if any, in the price of the Company’s Common Stock.  The potential realizable values illustrated at the 5% and 10% compounded annual rates of appreciation assume that the price of the Company’s Common Stock increases $14.20 and $35.98 per share, respectively, over the 10-year term of the options.  If the named executives realize these values, the Company’s stockholders will realize aggregate appreciation in the price of the approximately 137.2 million shares of the Company’s Common Stock and Common Stock Non-Voting outstanding as of December 31, 2003 of approximately $1.9 billion and $4.9 billion, respectively, over the same period.

(3) In 2003, Mr. Schroeder received two grants of stock options.  One grant was in January 2003 for 96,000 shares and another was a grant in November 2003 for 94,000 shares.  The November grant was for the number of shares that would have been granted to him in January 2004 but for his retirement as of January 1, 2004.  The November grant is for a term ending December 31, 2008 and there is no vesting schedule because the Plan provides that participants shall have a period of five years to exercise their options after retirement and because the Plan further provides that the options become immediately exercisable upon retirement regardless of the vesting schedule.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND
FISCAL YEAR-END OPTION VALUES

During the last fiscal year, the Company’s executive officers named in the table on page 12, exercised certain options granted to them in prior years.  Those option exercises and the remaining unexercised options of November 30, 2003 are summarized as follows:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End ($) Exercisable/Unexercisable
Robert J. Lawless	0	$0	719,200 / 732,000	$9,176,189 / $6,067,170
Robert G. Davey	0	$0	347,500 / 321,500	$4,477,632 / $2,717,280
Francis A. Contino	0	$0	269,100 / 276,500	$3,503,835 / $2,270,216
John C. Molan	10,000	$84,375	307,516 / 231,284	$4,305,451/ $1,908,681
Robert W. Schroeder	26,500	$334,664.48	295,349 / 232,751	$2,579,568 / $1,932,106

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of November 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	Common Stock 12,420,063 Common Stock Non-Voting 4,514,301	Common Stock $18.51 Common Stock Non-Voting $18.90	Common Stock 5,559,224 Common Stock Non-Voting 2,505,160
Equity Compensation Plans not approved by security holders (2)	Common Stock 267,624 Common Stock Non-Voting 151,693	Common Stock $16.82 Common Stock Non-Voting $19.53	Common Stock 1,169,676 Common Stock Non-Voting 603,345
	(a)	(b)	(c)
Total	Common Stock 12,687,687 Common Stock Non-Voting 4,665,994	Common Stock $18.48 Common Stock Non-Voting $18.92	Common Stock 6,728,900 Common Stock Non-Voting 3,108,505

(1) Includes the 1997 and 2001 Stock Option Plans, the 2001 Employees Stock Purchase Plan and the Directors Non-Qualified Stock Option Plan.

(2) Includes options granted to foreign nationals pursuant to plans for certain non-US subsidiaries and in lieu of participation under the 1997 and 2001 Stock Option Plans and the 2003 Employees Stock Purchase Plan.  Except for minor variations required by tax laws of various jurisdictions, the terms and conditions of such options are substantially the same as the options granted under the U.S. plans.  Note 12 to the Company’s financial statements, which appears on page 48 of the Company’s Annual Report to Stockholders, contains a description of these plans.

MID-TERM INCENTIVE PLAN

The following table provides information on estimated future payouts under the Company’s Mid-Term Incentive Plan to the executives named in the table on page 12 assuming the performance measures established for such payments are achieved.  Under the Plan, performance measures are established by the Compensation Committee of the Board of Directors for sales growth and cumulative total shareholder return, assuming dividend reinvestment for each three-year performance cycle.  The target for total shareholder return is measured against the total shareholder return of other companies in a peer group selected by the Committee.  The current performance cycle (Cycle III) commenced on December 1, 2001 and will end on November 30, 2004.  The maximum payout to any one individual cannot exceed the market value of 200,000 shares of the Company’s Common Stock.  Payouts for the prior performance cycle are disclosed in the table on page 12.

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price Based Plans
		Threshold		Target		Maximum
Robert J. Lawless	12/1/2001 – 11/30/2004	$432,000		$1,728,000		$3,456,000
Robert G. Davey	12/1/2001 – 11/30/2004	$137,700		$550,800		$1,101,600
Francis A. Contino	12/1/2001 – 11/30/2004	$104,225		$416,900		$833,800
John C. Molan	12/1/2001 – 11/30/2004	$97,480	(1)	$389,921	(1)	$779,842	(1)
Robert W. Schroeder	12/1/2001 – 11/30/2004	$65,138		$260,553		$521,107

Name	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price Based Plans
		Threshold		Target		Maximum
Robert J. Lawless	12/1/2003 – 11/30/2006	$458,576		$1,834,302		$3,668,604
Robert G. Davey	12/1/2003 – 11/30/2006	$139,023		$556,091		$1,112,182
Francis A. Contino	12/1/2003 – 11/30/2006	$129,024		$516,094		$1,032,188
John C. Molan	12/1/2003 – 11/30/2006	£70,052	(2)	£280,209	(2)	£560,418	(2)
Robert W. Schroeder	12/1/2003 – 11/30/2006	N/A		N/A		N/A

(1)   US Dollar amounts are based on an exchange rate during this time period of 1.4678 US Dollars to 1 British Pound.

(2)   Threshold, Target and Maximum future payouts for this performance cycle for Mr. Molan are expressed in British Pounds.  Based on a current exchange rate of 1.8 US Dollars to 1 British Pound, the estimated Threshold, Target and Maximum payouts in US Dollars are $126,094, $504,376, and $1,008,752, respectively.  Actual conversation will be made at the time of payment using the then-current exchange rate.

PERFORMANCE GRAPH – SHAREHOLDER RETURN

Set forth below is a line graph comparing the yearly change in the Company’s cumulative total shareholder return (stock price appreciation plus reinvestment of dividends) on the Company’s Common Stock with (i) the cumulative total return of the Standard & Poor’s 500 Stock Price Index, assuming reinvestment of dividends, and (ii) the cumulative total return of the Standard & Poor’s Food Products Index, assuming reinvestment of dividends.

The graph assumes that $100 was invested on December 1, 1998 in McCormick & Company, Incorporated Common Stock, the Standard & Poor’s 500 Stock Price Index and the Standard & Poor’s Food Products Index, and that all dividends were reinvested through November 30, 2003, the end of the Company’s last fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company. On January 28, 2003, 67.39 shares of the Company’s Common Stock were purchased on behalf of Mr. Beracha and 60.65 shares of the Company’s Common Stock were purchased on behalf of Dr. Hrabowski, by the administrator of the Company’s Deferred Compensation Plan pursuant to investment instructions provided by such reporting persons to the plan administrator in 2001.  The plan administrator failed to report such purchases until February 3, 2003. A report on Form 4 was filed for such transactions on February 4, 2003. On January 28, 2003, a stock option for 2,500 shares of the Company’s Common Stock and 2,500 shares of the Company’s Common Stock Non-Voting was granted to Dr. Fitzpatrick.  Due to an administrative error in filing the report on Form 4 for such transaction, the report was not filed until February 3, 2003.  To the Company’s knowledge, based upon the reports filed and written representations that no other reports were required during the fiscal year ended November 30, 2003, no other director or officer of the Company failed to file reports required by Section 16(a) on a timely basis.

2004 LONG-TERM INCENTIVE PLAN

For many years, the Company has offered stock option plans to provide an incentive to officers and other key employees to enhance the identity of their interests with the interests of stockholders and to increase their stake in the future growth and prosperity of the Company.

On January 27, 2004, the Board of Directors adopted the “2004 Long-Term Incentive Plan,” (the “LTIP”) subject to stockholder approval.  The LTIP permits the issuance of restricted stock, stock appreciation rights, performance units and cash, as well as stock options.

The approval of the LTIP will enable the Compensation Committee and the Company management to provide incentive compensation awards in forms other than stock options.  This is intended to:

•      Reduce the Company’s annual stock usage rate for incentive compensation since alternative award vehicles may provide the same incentive value but use fewer shares.

•      Be consistent with many compensation and governance best practices that emphasize the usage of other long-term incentive vehicles in addition to, or in replacement of, stock options.

•      Permit the Company to continue to be competitive with other companies that are using other long-term incentives in addition to stock options.

•      Provide the Company with greater flexibility to respond to expected changes in the accounting for stock options and other regulatory changes.

The following is a summary of the principal features of the LTIP.  This summary is qualified in its entirety by the more detailed terms and conditions of the LTIP, a copy of which is attached as Exhibit A to this Proxy Statement.  If the LTIP is not approved by the required vote of stockholders by January 27, 2005, it will terminate.  The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the shares of Common Stock and Common Stock Non-Voting to be issued pursuant to the LTIP.

Administration:  The Compensation Committee of the Board of Directors shall administer the LTIP for those participants who are either members of the Company’s Board of Directors or executive officers.  The Company’s Management Committee shall administer the LTIP for all other participants.

Eligibility:  The Compensation Committee and Management Committee shall designate those employees of the Company and non-employee members of the Company’s Board of Directors who will participate in the LTIP.  The Committees will consider the position and responsibilities of the participant, the nature and value of such participant’s services and accomplishments, the present and potential contribution of the participant to the success of the Company and such other factors as the Committees may deem appropriate.

Shares Authorized:  Subject to adjustment in the event of recapitalization, stock split, reorganization or similar transaction, 4,875,000 shares of the Company’s Common Stock and 1,625,000 shares of Common Stock Non-Voting shall be reserved for issuance under Awards granted under the LTIP.  Shares authorized for use under stock option plans previously approved by the Company’s stockholders and not reserved for issuance pursuant to the exercise of previously granted stock options may be used for Awards to be granted under the LTIP.

Awards: The LTIP provides that awards may consist of share-based awards and cash-based awards, which may be granted singly or in combination with other awards:

Share-Based Awards:

Non-Qualified Stock Options.  A non-qualified stock option is an award in the form of a stock option to purchase shares of the Company’s Common Stock and/or Common Stock Non-Voting (the “Stock”).  The stock option does not qualify for the special tax treatment accorded to incentive stock options under Code Section 422. The exercise price of each non-qualified stock option shall not be less than the fair market value of the Stock for the date on which the stock option is granted.

Incentive Stock Options.  An incentive stock option is an award in the form of a stock option to purchase shares of Stock that is intended to comply with the requirements of

Code Section 422. The exercise price of each incentive stock option shall not be less than the fair market value of the Stock for the date on which the stock option is granted.

Stock Appreciation Rights.  A stock appreciation right is an award in the form of a right to receive cash, Stock, or other forms of payment in an amount equal to the appreciation in the value of the Stock over a base price established in the award.  The LTIP may grant stock appreciation rights either independently of stock options or in tandem with stock options such that the exercise of one cancels the other.  The minimum base price of a stock appreciation right shall not be less than the fair market value of the underlying Stock.

Restricted Stock.  Restricted stock is an award of shares of Stock that are issued subject to specified restrictions on transfer, forfeiture and/or such other restrictions on incidents of ownership.

Performance Units.  A performance unit is an award payable in cash or Stock that is represented by a bookkeeping credit equal to the fair market value of a share of Stock for the date on which the performance unit is granted, adjusted to reflect changes in the fair market value of a share of Stock from the date of grant up to the date the performance unit is paid to the participant in cash or Stock.

Cash-Based Awards:  Cash-based awards are awards that provide participants with the opportunity to earn a cash payment based upon the Company’s achievement of one or more performance goals established for an award cycle of two to five years. For each award cycle, the Committees shall determine the relevant performance criteria, the goal for each criterion, the achievement necessary for awards to be paid, the weighting of performance goals, and the size of the awards.

Performance-Based Awards:  Awards may be structured to satisfy the requirements for “performance-based compensation” under Code Section 162(m).  In order to qualify as “performance-based compensation,” the grant, payment or vesting schedule of the award must be contingent upon the achievement of pre-established performance goals for the Company.

Share Limit for Share-Based Awards:

The maximum number of shares of Stock that may be subject to stock options and stock appreciation rights granted or issued under the LTIP in any calendar year is three percent of the Company’s issued and outstanding shares of Stock, subject to adjustment for stock splits, recapitalization and similar transactions.  The maximum number of shares of Stock that may be subject to restricted stock and restricted stock units granted or issued under the LTIP in any calendar year is three percent of the Company’s issued and outstanding shares of Stock, also subject to adjustment. The maximum number of shares of Stock that may be subject to performance shares and performance units granted or issued under the LTIP in any calendar year is three percent of the Company’s issued and outstanding shares of Stock, also subject to adjustment.

The number of shares of Stock available for grant or issuance pursuant to stock options in any calendar year shall be increased by the number of shares of Stock available under the LTIP for grant or issuance pursuant to stock options in previous calendar years but not covered by awards granted as stock options, stock appreciation rights, restricted stock and performance units in previous calendar years. Any unexercised, unconverted or undistributed portion of any award that is not paid in connection with the settlement of an award or are forfeited, shall again be available for award.

Individual Limits:  For any individual, the maximum number of shares of Stock that may be subject to stock options and stock appreciation rights granted or issued under the LTIP in any calendar year is the lesser of one percent of the Company’s issued and outstanding shares of Stock or 1,400,000 shares, subject to adjustment for stock splits, recapitalization and similar transactions.  The maximum number of shares of Stock that may be subject to restricted stock and restricted stock units granted or issued under the LTIP to any individual in any calendar year is the lesser of one percent of the Company’s issued and outstanding shares of Stock or 1,400,000 shares, subject to adjustment. The maximum number of shares of Stock that may be subject to performance shares and performance units granted or issued under the LTIP to any individual in any calendar year is the lesser of one percent of the Company’s issued and outstanding shares of Stock or 1,400,000 shares, subject to adjustment.

Maximum Term of Awards:  No award that contemplates exercise or conversion may be exercised or converted, and no other award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the date the award was initially granted.

Award Agreements:

Each LTIP award shall be evidenced by an award agreement setting forth, in the case of share-based awards, the number of shares of Stock or share units, as applicable, subject to the award, and the price (if any) and term of the award and, in the case of performance-based awards, the applicable performance goals.

A participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an award until the date the participant becomes the holder of record of the securities. The participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an award.

In the event of a change in control of the Company, options and stock appreciation rights under the LTIP shall become exercisable immediately unless such options and stock appreciation rights were granted subject to the achievement of specific performance goals, in which case, they will become exercisable immediately, on a pro rata basis, to the extent the performance goals have been achieved for the portion of the performance period completed.  Awards of restricted stock and stock units shall vest immediately in the event of a change in control.  If they were also granted subject to the achievement of performance goals, they will be adjusted pro rata in the same manner as options and stock appreciation rights.  All cash-based awards will be adjusted pro rata in the same manner as the share-based awards that were granted subject to the achievement of performance goals.

The Board of Directors may at any time terminate, suspend or discontinue the LTIP.  The Board may amend the LTIP at any time, provided that any material amendment to the LTIP will not be effective unless approved by the Company’s stockholders.   No Award may be granted under the LTIP after March 24, 2014.

Tax Consequences:  The following is a brief description of the Federal income tax treatment that will generally apply to Awards under the Plan based on current Federal income tax rules.

NON-QUALIFIED STOCK OPTIONS. A participant who has been granted a non-qualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the exercise price for those shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the shares will be treated as capital gains or losses, and the participant’s basis in such shares equal to the fair market value of the shares at the time of exercise.

INCENTIVE STOCK OPTIONS. A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the shares in the year of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such shares to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the value of the shares on the date of exercise will be capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

STOCK APPRECIATION RIGHTS. A participant who has been granted an SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of any such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.

PERFORMANCE SHARES AND UNITS; RESTRICTED STOCK UNITS. A participant who has been granted a performance share award, a performance unit award or restricted stock unit award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares, and the Company will then be entitled to a corresponding tax deduction.

RESTRICTED STOCK. In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, assuming that the shares are not transferable and that the restrictions create a “substantial risk of forfeiture” for federal income tax purposes. Upon the vesting of the shares subject to an Award, the participant will realize ordinary income in an amount equal to the then fair market value of the shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such shares will be treated as capital gains or losses, and the participant’s basis in such shares will be equal to the fair market value of the shares at the time of vesting. A participant may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year of grant.  If the Participant does not make an election pursuant to Section 83(b), dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Miscellaneous:  When a participant sells shares that the participant has received under an Award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the shares for more than one year from the date the participant acquired the shares (or, in the case of a restricted stock award, more than one year from the date the shares vested unless the participant made an election pursuant to section 83(b), described above).  If the participant has held the shares for one year or less, the gain or loss will be short-term capital gain or loss. Under section 162(m) of the Internal Revenue Code, a federal income tax deduction is unavailable for annual compensation exceeding $1,000,000 paid to the chief executive officer or any of the four other most highly compensated officers.  However, “performance-based” compensation is not counted against this limit. Stockholder approval of the LTIP is required if payments under the LTIP are to qualify as performance-based compensation under Section 162(m).  No payments will be made under the LTIP if stockholders do not approve the LTIP.

In January 2004, the Compensation Committee approved the grant of stock options under the Company’s existing stock option plans.  Grants for the executive officers named in the table on page 12 are shown below.  It is contemplated that the Compensation Committee will determine award amounts under the LTIP in the future consistent with the practices that have been followed in 2004 and previous years.

Name and Position	Number of Shares
Robert J. Lawless Chairman of the Board, President & Chief Executive Officer	295,740
Robert G. Davey President – Global Industrial Group	115,320
Francis A. Contino Executive Vice President, Chief Financial Officer & Supply Chain	115,320
John C. Molan Executive Vice President	87,420
Robert W. Schroeder Executive Vice President	Retired Jan. 2004
Executive Officer Group (10 persons)	886,420
Outside Director Group (7 persons)	Not eligible
Non-Executive Officer/Employee Group (approximately 517 persons)	3,245,040

Required Vote of Stockholders.  The affirmative vote of a majority of the votes cast is required to approve the LTIP, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the LTIP.

DIRECTORS’ SHARE OWNERSHIP PROGRAM

Since 1997, the Company has paid a portion of the fees earned by directors in Common Stock to enhance the identity of their interests with the interests of stockholders and to increase their stake in the future growth and prosperity of the Company.

On November 25, 2003, the Board of Directors approved the continuation of the Directors’ Share Ownership Program (the “Program”) to provide for the payment of directors’ fees in Common Stock. The following is a summary of the principal features of the Program.  The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register shares to be issued pursuant to the Program.

Under the Program, each director who is not an employee of the Company will be paid $15,000 of his or her annual director fee in Common Stock.  The exact number of shares issued in connection with this payment will be based on the closing price for the shares of Common Stock on the NYSE on the date of issuance.  On recommendation of the Compensation Committee, the Board of Directors has approved the annual payment of $15,000 of each non-employee director’s fees in Common Stock under the Program and the related issuance of shares of Common Stock.

A total of 30,000 shares of Common Stock may be issued under the Program.  The Program is administered by the Compensation Committee of the Board of Directors.  The Board of Directors may at any time terminate, suspend or discontinue the Program. The Program shall have a term of ten years.  The Board may amend the Program at any time, provided that any material amendment will not be effective unless approved by the Company’s stockholders.

Set forth in the table below are the amounts that will be received annually by each of the following individuals or groups under the Program:

Name and Position	Dollar Value ($)	Number of Shares (1)
Outside Director Group (7 persons)	$105,000	3,431

(1) Annually, each director is issued shares of Common Stock with a value of $15,000.  The number of shares issued will depend on the stock price at the date of issuance. The number of shares is shown based on a stock price on January 27, 2004 of $30.60.

Required Vote of Stockholders. The affirmative vote of a majority of the votes cast is required to approve the Program, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the Program.

DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

In 1991, the Board of Directors adopted a Non-Qualified Stock Option Plan for members of the Board who are not employees of the Company.  In 1999, the Plan was extended.  The Plan is designed to enhance the identity of these directors’ interests with the interests of the Company’s stockholders and give them a greater stake in the future of the Company.

In 1999, the stockholders approved the issuance of up to 60,000 shares of Common Stock and 60,000 shares of Common Stock Non-Voting (the share numbers have been adjusted for the stock split in 2002).  Options for nearly all of these shares have been granted, and the Board has adopted the 2004 Plan in order to continue granting options to these directors.  Messrs. Beracha, Brady, Dunn and Stevens, Drs. Fitzpatrick and Hrabowski, and Ms. Preston will be eligible to receive options in 2004.  The Board believes that stock option plans have been successful in achieving their purposes, and the Plan is being submitted to stockholders at this time.  The full text of the Plan is set forth in Exhibit B to the Proxy Statement.  The Company intends to file a registration statement under the Securities Act of 1933 to register shares subject to the Plan prior to issuance of any securities under the Plan.

Under the 2004 Plan, 125,000 shares of Common Stock and 125,000 shares of Common Stock Non-Voting may be issued.  The Plan provides that an option shall be granted each year to each member of the Board of Directors who is not employee of the Company for 2,500 shares of Common Stock and 2,500 shares of Common Stock Non-Voting at a price per share equal to the New York Stock Exchange closing price of McCormick Common Stock Non-Voting for the date of the grant.  Members of the Board eligible to participate in the Plan may, in their discretion, elect not to receive an option.  The number of shares issuable upon the exercise of an option is subject to adjustment in the event of certain changes in the Company’s capital structure.

The Compensation Committee has the authority to administer the Plan.

Options vest as follows:  during the first year, no shares may be acquired upon exercise; during year two, not more than 25% of the shares granted under the option may be acquired; during year 3, not more than 50% of the shares granted, less any shares for which the option has been previously exercised, may be acquired; during year 4, not more than 75% of the shares granted, less any shares for which the option has been previously exercised, may be acquired; and during years 5 through 10, 100% of the shares granted, less any shares for which the option has been previously exercised, may be acquired.

Payment of the option price may be in cash or shares of the Company’s stock.  No option shall be granted for a period in excess of ten years.  In the event the optionee ceases to be a director as a result of disability, death or retirement, the options are exercisable at any time for a period of five years or until the expiration date, if earlier.  In the event the optionee ceases to be a director for reasons other than disability, death or retirement, the options expire unless they are exercised within thirty days after the optionee ceases to be a director. Options are not transferable otherwise than by will or under the laws of descent and distribution.

The Company has been advised by counsel that, in general, upon the exercise of a non-qualified stock option, the optionee is treated for Federal income tax purposes as receiving compensation income at that time equal to the excess of the value of the shares on that date over the option exercise price.  Generally, a deduction equal to the compensation realized by the optionee will be allowed to the Company at the same time.  The optionee’s basis in such shares will be equal to the fair market value of the shares at the time of exercise.  When the optionee sells the shares, he or she will recognize a long-term capital gain or loss if, at the time of sale, the shares have been held for more than one year from the date the option was exercised.  If the optionee has held the shares for one year or less, the gain or loss will be short-term capital gain or loss.

The Board of Directors may terminate, suspend or amend the Plan in whole or in part from time to time, subject to the limitations contained in the Plan, which is set forth in Exhibit B. The term of the Plan is ten years.

Set forth in the table below are the amounts that will be received annually by the outside Director group under the Plan:

Name and Position	Number of Shares (1)
Outside Director Group (7 persons)	35,000

(1) Annually, each director is issued options for 2,500 shares of Common Stock and 2,500 shares of Common Stock Non-Voting.

Required Vote of Stockholders. The affirmative vote of a majority of the votes cast is required to approve the Plan, provided that the total vote cast on the proposal represents over 50% of all votes entitled to be cast on the proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the Plan.

REPORT OF AUDIT COMMITTEE
AND
FEES OF INDEPENDENT ACCOUNTANTS

Report of Audit Committee

The responsibilities of the Audit Committee are defined in a Charter, which is approved by the Board of Directors of the Company.  The Committee’s Charter was most recently revised and approved by the Board of Directors on January 27, 2004, is attached to this Proxy Statement as Exhibit C and may be seen at the Company’s website at www.mccormick.com.  Among other things, the Charter charges the Committee with the responsibility for reviewing the Company’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed the Company’s audited financial statements with management and it has discussed the matters which are required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), with the independent auditors. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1, which were received from the Company’s independent accountants, and has discussed the independent accountants’ independence with them. The Audit Committee has reviewed the fees of the independent accountants for non-audit services and believes that such fees are compatible with the independence of the independent accountants.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended November 30, 2003.

The members of the Audit Committee are “independent” pursuant to the requirements in the Listing Standards applicable to audit committees.

James T. Brady, Chairman
Margaret M. V. Preston
William E. Stevens

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the most recent fiscal year and the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the most recent fiscal year were $2.1 million.  For the 2002 fiscal year, such fees were $1.3 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $1.7 million, and for the 2002 fiscal year were approximately $1.8 million.  Audit related services principally include due diligence in connection with acquisitions, accounting consultations, audits and consultations in connection with dispositions, assistance with internal control documentation and information systems audits.  The Company discontinued utilizing its independent auditors as its internal auditors in July of 2002.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $700,000, and for the 2002 fiscal year were approximately $2 million.  Tax services principally include tax compliance, tax advice and planning (including expatriate tax services).

All Other Fees

No other professional services were rendered or fees billed by Ernst & Young LLP for the most recent fiscal year or for the 2002 fiscal year.

The Audit Committee has adopted policies and procedures for the pre-approval of the above fees.  All requests for services to be provided by Ernst & Young LLP are submitted to the Manager of Internal Audit, who subsequently requests pre-approval from the Audit Committee Chairman.  Requests for services in excess of $250,000 require pre-approval from the entire Audit Committee.  A schedule of approved services is then reviewed and approved by the entire Audit Committee at each Audit Committee meeting.

Approximately 1% of the hours expended on the audit engagement of Ernst & Young LLP were attributable to persons other than full-time, permanent employees of Ernst & Young LLP.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has ratified and affirmed the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP to serve as the independent auditors of the Company for the current fiscal year subject to ratification by the stockholders of the Company.  Ernst & Young LLP were first appointed to serve as independent auditors of the Company in 1982 and are considered by the Audit Committee and the management of the Company to be well qualified.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Required Vote of Stockholders.  A majority of all votes cast at a meeting at which a quorum is present is required for ratification of the appointment of independent auditors.

The Board of Directors recommends that stockholders vote FOR ratification.

OTHER MATTERS

Management knows of no other matters that may be presented for consideration at the meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

VOTING PROCEDURES

For the election of directors, a plurality of all votes cast at a meeting at which a quorum is present is required for the election of each nominee.  For the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2004 fiscal year, a majority of all votes cast at a meeting at which a quorum is present is required.  In both of these matters submitted to the stockholders, abstentions are not counted in the number of votes cast and will have no effect on the results of the vote.

For the approval by the stockholders in the case of each of the 2004 Long-Term Incentive Plan, the Directors’ Share Ownership Program and the 2004 Directors’ Non-Qualified Stock Option Plan, the affirmative vote of a majority of the votes cast is required, provided that the total vote cast on the proposal represents over 50% of all shares entitled to vote on the proposal.  For purposes of the votes on the three proposals, an abstention or broker non-vote will have the effect of a vote against the proposal, unless holders of more than 50% of all shares entitled to vote on the proposal cast votes, in which case neither an abstention nor a broker non-vote will have any effect on the results of the vote.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

Pursuant to rules adopted by the Securities and Exchange Commission, the Company intends to send a single annual report and proxy statement to any household where two or more stockholders reside unless it has received contrary instructions from the stockholders.  This rule benefits both stockholders and the Company.  It eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses.  Each stockholder will continue to receive a separate proxy card.

If your household receives a single set of disclosure documents for this year, and you would prefer to receive the duplicate copy, please contact the Company’s transfer agent, Wells Fargo Bank Minnesota, N.A., by calling their toll-free number, 800-468-9716 or writing the transfer agent at P.O. Box 64854, St. Paul, MN 55164-0854. The Company will provide you with a duplicate copy promptly.  If you share an address with another Company stockholder and you would prefer to receive a separate set of annual disclosure documents in the future or both of you would prefer to receive only a single set of the Company’s annual disclosure documents, please contact the Company’s transfer agent at the same telephone number or address.

CORPORATE GOVERNANCE INFORMATION

Stockholders can access the Company’s corporate governance information, including the Company’s Corporate Governance Principles and its Business Ethics Policy and the charters of Board Committees at the Company’s website at www.mccormick.com.  Click on “Company Information” to go to the corporate governance section of the website.

COMMUNICATING WITH THE BOARD OF DIRECTORS

In order to communicate with the Board of Directors as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Corporate Secretary at 18 Loveton Circle, Sparks, Maryland 21152.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Proposals of stockholders to be presented at the 2005 Annual Meeting must be received by the Secretary of the Company on or before October 20, 2004 to be considered for inclusion in the 2005 proxy material.  Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement material must deliver notice to the Secretary at the principal executive offices of the Company not later than the close of business on the sixtieth day nor earlier than the close of business on the ninetieth day prior to the first anniversary of the preceding year’s annual meeting.  Stockholders are also advised to review the Company’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

EXHIBIT A

McCORMICK & COMPANY, INCORPORATED

2004 LONG-TERM INCENTIVE PLAN

Article I. - Purpose:

The purpose of the 2004 Long-Term Incentive Plan (the “Plan”) is to enhance the ability of McCormick & Company, Incorporated (the “Company”) and its subsidiaries and affiliates to attract and retain highly talented and experienced directors, officers, other key employees, and independent contractors, to motivate Plan participants to perform at their highest level of proficiency and to achieve the Company’s long-term goals and objectives, to provide competitive incentive compensation opportunities, and to induce participants to acquire a proprietary interest in the Company and thereby strengthen their identification with the interests of the Company’s stockholders.  The Plan is intended to permit the payment of incentive compensation that is not subject to the limitation on the tax deductibility of executive compensation prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be viewed as a program that permits the payment of remuneration that is “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

Article II. - Administration:

The Compensation Committee of the Board of Directors shall administer the Plan for those participants who are members of the Company’s Board of Directors, “officers” of the Company as defined in Rule 16a–1(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), and for such other key employees as may be designated by the Compensation Committee as Plan participants (such directors, officers and key employees hereinafter referred to as “Senior Participants”).  All determinations with respect to the participation of such Senior Participants in the Plan, and the form, amount and timing of any Awards (as defined in Article IV) to be granted to any such participants under the Plan, and the payment of any such Awards shall be made solely by the Compensation Committee.  The Company’s Management Committee shall administer the Plan for all other participants and shall have responsibility for all determinations with respect to the participation of any such employees in the Plan, and the form, amount and timing of any Awards to be granted to any such participants under the Plan, and the payment of any such Awards.  All references to the “Committee” in the Plan shall include both the Compensation Committee and the Management Committee.  Each Committee is authorized in its sole discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make such other determinations as it may deem necessary or advisable in connection with the performance of its duties and responsibilities under the Plan in respect of the participants for which each Committee is responsible.

The Committee may delegate to the officers or other employees of the Company the authority to execute and deliver instruments and documents, and to do such other acts and things and to take such other steps as may be deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Compensation Committee may not delegate any discretionary authority to grant or amend an Award, or to make substantive decisions relating to the timing, eligibility, pricing, amount or other material terms of  Awards granted to Senior Participants.  In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company.

Article III. - Participants:

The Committee shall designate those employees of the Company (or any subsidiary, affiliate or joint venture in which the Company either owns at least fifty percent of the voting stock or has a right to at least fifty percent of the profits), and non-employee members of the Company’s Board of Directors, and officers or owners of stockholders or partners of the Company’s affiliated entities, and independent contractors who provide services to the Company (or to any subsidiary, affiliate or joint venture in which the Company either owns at least fifty percent of the voting stock or has a right to at least fifty percent of the profits) who will participate in the Plan and be granted one or more Awards under the Plan.  In determining eligibility to receive an Award and the type and the amount of the Award to any eligible individual, the Committee shall consider the position and responsibilities of the individual, the nature and value of such individual’s services and accomplishments, the present and potential contribution of the individual to the success of the Company and such other factors as the Committee may deem appropriate.

Article IV. - Awards:

A.    Types of Awards.  The types of Awards that may be granted under the Plan consist of Share-Based Awards and Cash-Based Awards.  The Committee may grant any of the following Awards, either singly or in combination with other Awards:

1.     Share-Based Awards:

(a)   Non-Qualified Stock Options.  A Non-Qualified Stock Option is an Award in the form of an option to purchase shares of the Company’s Common Stock and/or Common Stock Non-Voting (the “Stock”).  A Non-Qualified Stock Option does not qualify for the special tax treatment accorded to incentive stock options under Code Section 422. The option exercise price for each Non-Qualified Stock Option granted under the Plan shall not be less than the fair market value of a share of Stock as of the date on which such option is granted.  For purposes of the Plan, the “fair market value” of a share of Stock shall not be less than the closing sale price of such share of Stock on the New York Stock Exchange on the date specified.  All

Non-Qualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions of Article IV.B.

(b)   Incentive Stock Options.  An Incentive Stock Option is an Award in the form of an option to purchase shares of Stock that is intended to comply with the requirements of Code Section 422, or any successor section of the Code. The option exercise price for each Incentive Stock Option granted under the Plan shall not be less than the fair market value of a share of Stock as of the date on which such option is granted. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under the Plan and Stock subject to incentive stock options under all other plans of the Company and other entities referenced in Code Section 422(d)(1), the stock options shall be treated as Non-Qualified Stock Options.  For this purpose, the fair market value of the Stock subject to an Incentive Stock Option is determined as of the date on which the Incentive Stock Option is granted.

(c)   Stock Appreciation Rights.  A Stock Appreciation Right is an Award in the form of a right to receive cash or Stock, upon surrender of the Stock Appreciation Right, in an amount equal to the appreciation in the value of the Stock over a base price established in the Award.  The Committee may grant Stock Appreciation Rights either independently of stock options, or in tandem with stock options such that the exercise of the stock option or Stock Appreciation Right cancels the tandem Stock Appreciation Right or stock option.  The Committee shall grant Stock Appreciation Rights at such times and upon such conditions as may be determined by the Committee. The minimum base price of a Stock Appreciation Right granted under the Plan shall not be less than the fair market value of the underlying Stock as of the date on which the Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right related to a stock option (whether already outstanding or concurrently granted), the exercise price of the related stock option. All Stock Appreciation Rights shall be treated as Performance-Based Awards subject to the applicable restrictions under Article IV.B.

(d)   Restricted Stock and Restricted Stock Units.  Restricted Stock is an Award of shares of Stock that is granted subject to the satisfaction of such conditions and restrictions as the Committee may determine (such as a condition that participants pay a stipulated purchase price for each share of Stock, a condition that certain Performance Goals established by the Committee pursuant to Article IV.B. hereof be achieved, a condition that the participant’s right to the Restricted Stock shall not vest for a period of time during which service is to be provided or Performance Goals are to be achieved, a condition that the Award be subject to forfeiture upon the occurrence of certain specified events, and/or restrictions on the transfer and/or other incidents of ownership.  In lieu of, or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any participant subject to the same conditions and restrictions as the Committee would have imposed in connection with any Award of Restricted Stock.  Each Restricted Stock Unit shall have a value equal to the fair market value of one share of Stock.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion and payments may be made in a lump sum or in installments, in cash, Stock, or any combination thereof, as determined by the Committee in its discretion.

(e)   Performance Shares and Performance Units.  Performance Shares and Performance Units are Awards granted to participants subject to the achievement of Performance Goals established by the Committee pursuant to Article IV.B. hereof.  Each Performance Share shall have an initial value equal to the fair market value of one share of Stock on the date that it is granted.  Each Performance Unit shall have an initial dollar value that is determined by the Committee on the date of grant.  The number and/or value of the Performance Shares or Performance Units to be paid to a participant shall depend on the extent to which the Performance Goals have been achieved.  The Performance Shares or Performance Units may be paid in the form of Stock or cash, or in some combination thereof, based on the fair market value of the Stock on the last trading day immediately before the close of the period during which the Performance Goals are to be achieved.  Performance Shares may be granted subject to any restrictions deemed appropriate by the Committee.

2.       Cash-Based Awards:  Cash-Based Awards are Awards that provide participants with the opportunity to earn a cash payment based upon the achievement of one or more Performance Goals for a period of years (the “Award Cycle”) determined by the Committee. For each Award Cycle, the Committee shall determine the relevant performance criteria (see Article IV.B.), the Performance Goal for each performance criterion, the level or levels of achievement necessary for Awards to be paid, the weighting of the Performance Goals if more than one Performance Goal is applicable, and the size of the Awards.

B.    Special Performance-Based Awards.  Without limiting the generality of the foregoing, any of the Awards listed in Article IV.A. may be granted as Awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”).  In order to qualify as “performance-based compensation,” the grant of the Award, the vesting of the Award, or the payment of the Award must be contingent upon the achievement of pre-established Performance Goals.  The Performance Goals must be established by the Committee and may be for the Company, or a Company subsidiary, affiliate or other Company operating unit or department, or a combination of such units or departments.  The Performance Goal shall be based on one or more performance criteria selected by the Committee.  The performance criteria shall be selected from among the following: net sales, operating income, pre- or after-tax income, cash flow, net income, earnings per share, return on equity, return on invested capital, return on assets, economic value added (or an equivalent measure), share price performance, total shareholder return, improvement in or achievement of expense levels, improvement in or achievement of working capital levels, and innovation as measured by a percentage of sales of new products.  Notwithstanding anything contained in this Article IV.B. to the contrary, Non-Qualified Stock Options, Incentive Stock Options and Stock Appreciation Rights need to satisfy only the requirements of Article IV.B.1. and Article V.B. in order for such Awards to qualify as Performance-Based Awards under this Article IV.B. (with such Awards hereinafter referred to as a “Qualifying Stock Option” or a “Qualifying Stock Appreciation Right,” respectively).  With the exception of any Qualifying Stock Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Article IV.B. shall be designated as a Performance-Based Award at the time of grant.  Nothing in the Plan shall limit the ability of the Committee to grant stock options or Stock Appreciation Rights with an exercise price or a base price greater than the fair market value of a share of Stock on the date of grant or to make the vesting of the stock options or Stock Appreciation Rights subject to the achievement of pre-established Performance Goals or other business objectives.

1.     Eligible Class.  All participants shall be eligible for Awards under this Article IV.B.

2.     Performance Goals.  The Performance Goals for any Award under this Article IV.B. (other than Qualifying Stock Options and Qualifying Stock Appreciation Rights) shall be based on one or more of the above-mentioned performance criteria. The specific Performance Goal(s) and the applicable performance criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the achievement of the Performance Goal(s) remains substantially uncertain.

3.     Committee Certification.  Before any Performance-Based Award under this Article IV.B. (other than Qualifying Stock Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award have been satisfied; provided that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a change in control as provided in Article VII.

4.     Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards.  The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with, and subject to, the terms of the Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Article IV.B.  To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce (but not to increase) the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

5.     Adjustments for Material Changes.  In the event of (a) a change in corporate capitalization, a corporate transaction (including a restructuring or a sale of a part of the Company’s business), or a complete or partial corporate liquidation, or (b) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (c) any material change in accounting policies or practices affecting the Company and/or the Performance Goals or performance criteria, the Committee may make adjustments to the Performance Goals and/or performance criteria, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Committee’s judgment, the effect of the event on the applicable Performance-Based Award.

6.     Interpretation.  Except as specifically provided in this Article IV.B., the provisions of this Article IV.B. shall be interpreted and administered by the Committee in a manner consistent with the requirements for exemption of Performance-Based Awards granted to “officers” of the Company as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

C.    Maximum Term of Awards.  No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested, more than ten years after the date the Award was initially granted.

D.    Deferrals.  The Committee may permit or require a participant to defer receipt of the payment of cash or the delivery of Stock that would otherwise be due pursuant to (1) the exercise of a Stock Option, Stock Appreciation Right, (2) the lapse or waiver of conditions and restrictions with respect to Restricted Stock or Restricted Stock Units, or (3) the satisfaction of any requirements or Performance Goals with respect to Performance Shares or Units or in connection with any other Awards.  If any such deferral is required or permitted, the Committee shall, in its discretion, establish rules and procedures for such deferrals.  Such rules and procedures may include a provision for crediting interest on deferred cash payments and dividend equivalents for deferred payments denominated in Stock.  At the discretion of the Committee, a participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

E.     Dividend Equivalents.  Dividends or dividend equivalent rights may be extended to and made a part of any Award denominated in Stock or Stock Units subject to such terms, conditions and restrictions as the Committee may establish.

Article V. - Shares Subject to the Plan and Maximum Awards; Adjustments:

A.    Number of Shares Available for Awards.  Subject to adjustment as provided in Article V.F., 4,875,000 shares of the Company’s Common Stock and 1,625,000 shares of Common Stock Non-Voting shall be reserved for issuance under Awards granted under the Plan.  Of such total number of shares of Stock, not more than 6,250,000 shares of Stock may be used for Awards other than stock options.

B.    Annual Share Limit for Stock Options and Stock Appreciation Rights.  Subject to Article V.A., the maximum number of shares of Stock that may be subject to stock options (including Incentive Stock Options) and Stock Appreciation Rights granted or issued in any calendar year is three (3) percent of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K. The number of shares of Stock available for grant or issuance under this Article V.B. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by stock options or Stock Appreciation Rights granted or exercised in previous calendar years.  The maximum aggregate number of shares of Stock for which stock options and Stock Appreciation Rights may be granted in any calendar year to an individual participant shall not exceed the lesser of one (1) percent of the total number of shares of Stock issued and outstanding as of November 30 of the calendar year immediately preceding the date of the grant of the Award, or 1,400,000 shares of Stock.

C.    Annual Share Limit for Restricted Stock and Restricted Stock Units.  Subject to Article V.A., the maximum number of shares of Stock that may be subject to Restricted Stock and Restricted Stock Units granted or issued in any calendar year is three (3) percent of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K. The number of shares of Stock available for grant or issuance under this Article V.C. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by Restricted Stock and Restricted Stock Units granted or exercised in previous calendar years.  The maximum aggregate number of shares of Stock for which Restricted Stock and Restricted Stock Unit Awards may be granted in any calendar year to an individual participant shall not exceed the lesser of one (1) percent of the total number of shares of Stock issued and outstanding as of November 30 of the calendar year immediately preceding the date of the grant of the Award, or 1,400,000 shares of Stock.

D.    Annual Share Limit for Performance Share and Performance Units.  Subject to Article V.A., the maximum number of shares of Stock that may be subject to Performance Shares and Performance Units granted or issued in any calendar year is three (3) percent of the Company’s issued and outstanding shares of Stock on November 30 of the calendar year immediately preceding the date of grant of the Award, calculated in a manner consistent with the method for calculating outstanding shares for reporting in the Company’s Annual Report on Form 10-K. The number of shares of Stock available for grant or issuance under this Article V.D. in any calendar year shall be increased by the number of shares of Stock available for grant or issuance in previous calendar years but not covered by Performance Shares and Performance Units granted or exercised in previous calendar years.  The maximum aggregate number of shares of Stock for which Performance Shares and Performance Share Unit Awards may be granted in any calendar year to an individual participant shall not exceed the lesser of one (1) percent of the total number of shares of Stock issued and outstanding as of November 30 of the calendar year immediately preceding the date of the grant of the Award, or 1,400,000 shares of Stock.

E.     Reissue of Shares and Stock Units.  Shares of Stock and Stock Units covered by Share-Based Awards that are not earned, either wholly or in part, or that expire or are forfeited, terminated, canceled, settled in cash, payable solely in cash or exchanged for other Awards, shall be available for future issuance under Share-Based Awards, whether or not the participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the participant’s ownership was restricted or otherwise not vested.  Further, shares of Stock tendered to or withheld by the Company in connection with the exercise of Stock Options, or the payment of tax withholding on any Award, shall also be available for future issuance under Share-Based Awards.  Shares authorized for use under stock option plans previously approved by the Company’s stockholders and not reserved for issuance pursuant to the exercise of previously granted stock options may be used for Awards to be granted under the Plan.

F.     Adjustments.  In the event of any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or any other similar corporate transaction or event in respect of the Stock, or a sale of substantially all the assets of the Company as an entirety, then the Committee shall, in the manner and to the extent, if any, as it may deem appropriate and equitable to the participants and consistent with the terms of the Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

1.     the number and type of shares of Stock that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock set forth elsewhere in the Plan); provided that adjustments for limits that apply to the Plan as a whole shall be made exclusively by the Compensation Committee;

2.     the number and type of shares of Stock or the amount of cash subject to any or all  outstanding Awards;

3.     the grant, purchase, base or exercise price, or conversion ratio of any or all outstanding Awards;

4.     subject to Article IV.B., the Performance Goals or performance criteria applicable to any outstanding “Performance-Based” Awards; or

5.     any other terms that are affected by the event.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made that would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the participant adversely affected thereby.  The Committee may act prior to an event described in this Article V.F. (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in this Article V.F.

G.    Interpretive Issues.  Additional rules for determining the number of shares of Stock authorized for Awards under the Plan from time to time may be adopted by the Committee, as it deems necessary or appropriate.

H.    Source of Shares; No Fractional Shares.  The Stock that may be issued (which term includes Stock reissued or otherwise delivered) pursuant to an Award under the Plan shall be authorized but unissued Stock.  No fractional shares of Stock shall be issued under the Plan, but fractional interests may be accumulated pursuant to the terms of an Award.

I.      Purchase or Exercise Price; Withholding.  The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and such terms, restrictions, conditions and procedures as the Committee may in its sole discretion impose (subject to Article X.D.), any one or combination of (1) cash, (2) the delivery of shares of Stock, (3) a reduction in the amount of Stock or other amounts otherwise issuable or payable pursuant to such Award, (4) the delivery of a promissory note, or other obligation for the future payment of money, or (5) in the case of purchase price only, labor or service as an employee to be performed or actually performed. In the case of a payment by the means described in clause (2) or (3) above, the Stock to be so delivered or offset shall be determined by reference to the fair market value of the Stock on the date as of which the payment or offset is made.  Notwithstanding the foregoing, no “executive officer” shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under the Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act.  If an Award Agreement to a participant who is not an “executive officer” authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the participant subsequently becomes an “executive officer,” then the payment method shall no longer be available to the participant and the Committee shall take whatever steps are necessary to make such payment method void as to such participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

J.     Third Party Assisted Exercise.  Subject to any restrictions on “executive officers” pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of the Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Company’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to such procedures as may be established by the Committee.

Article VI. - Award Agreements:

Each Award under the Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock to which the Award applies or on which the Award is based, as applicable, and the price (if any) and term of the Award and, in the case of Performance-Based Awards, any applicable Performance Goals. The Award Agreement also shall set forth such other material terms and conditions as the Committee may deem applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  Such other terms and conditions may include provisions describing the treatment of an Award in the event of the death, disability, retirement, divestiture or other termination of a participant’s employment with or services to the Company, provisions relating to the vesting, exercisability, forfeiture or cancellation of the Awards, requirements for continued employment, other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, subject, in the case of  Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m).  In the event of any conflict between an Award Agreement and any non-discretionary provisions of the Plan, the terms of the Plan shall govern.

Article VII. -  Change in Control; Acquisitions:

A.    Change in Control.  In the event of a change in control, all conditions and restrictions on the exercise of all Awards (excluding stock options and Stock Appreciation Rights that are not “in the money”) then outstanding (including but not limited to vesting schedules requiring a specified period of service and Performance Goals requiring the satisfaction of specific performance criteria) shall be waived and such Awards shall become exercisable or payable immediately for the full amount of the Shares of Stock and/or any cash payment covered by such Awards.  In addition to any action required or authorized by the Plan and the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of participants in the event of, or in anticipation of a change in control, including but not limited to any one or more of the following with respect to any or all Awards:   (1) provision for the settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the change in control; and (2) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control. The Committee also may accord any participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

B.    Change in Control Definition.  For purposes of the Plan, a “change in control” shall be deemed to occur upon one or more of the following events:

1.     the consolidation or merger of the Company with or into another entity where the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s capital stock are converted into cash, securities or other property, except for any consolidation or merger of the Company in which the holders (excluding any “Substantial Stockholders” as defined in Section 4, “Common Stock”, subsection (b)(2)(H) of the Certificate of Incorporation of the Company as in effect as of the date hereof (the “Charter”)) of the Company’s (1) voting common stock, (2) non-voting common stock, and (3) other classes of voting stock, if any, immediately before the consolidation or merger shall, upon consummation of the consolidation or merger, own in excess of 50% of the voting stock of the surviving corporation;

2.     any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

3.     any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended) shall as of the date hereof become the beneficial owner (as defined in Section 4, “Common Stock”, subsection (b)(2)(C) of the Charter), directly or indirectly, of securities of the Company representing more than 13% (the “Specified Percentage”) of the voting power of all the outstanding securities of the Company having the right to vote in an election of the Board (after giving effect, to the extent applicable, to the operation of Section 4, “Common Stock”, subsection (b) of the Charter) (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however, that in the event that the vote limitation with respect to Substantial Stockholders set forth in Section 4, “Common

Stock”, subsection (b) of the Charter becomes inoperative by virtue of the operation of Section 4, “Common Stock”, subsection (b)(12) of the Charter, or otherwise, the “Specified Percentage” shall be increased, without requirement for further action, to 35%; or

4.     individuals, who as of the date hereof constitute the entire Board and any new directors whose election by the Board, or whose nomination by the Board to stand for election by the Company’s stockholders, shall have been approved by a vote of at least a majority of the directors then in office (which directors then in office either were directors as of the date hereof or whose election or nomination for election shall have been so approved), shall cease for any reason to constitute a majority of the members of the Board.

C.    Business Acquisitions.  Awards may be granted under the Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by the Plan to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become employees of the Company or a subsidiary as the result of a merger of the employing entity with, or the acquisition of the property or stock of the employing entity by, the Company or a subsidiary, directly or indirectly.

Article VIII. – Waivers:

In addition to the Committee’s authority under other provisions of the Plan (including Articles VII. and IX.), the Committee shall have the authority to accelerate the vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Article IV.D., and to waive the Company’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate, except where expressly prohibited by the Plan.

Article IX. - Amendment and Termination of the Plan:

The Board of Directors may at any time terminate, suspend or discontinue the Plan.  The Board of Directors may amend the Plan at any time, provided that any material amendment to the Plan shall not be effective unless approved by the Company’s stockholders.  For this purpose, a material amendment is any amendment that would (A) materially increase the number of shares of Stock available under the Plan or issuable to a participant (other than a change in the number of shares made pursuant to Article V.F or VII.A.); (B) add to the types of awards that may be granted under the Plan; (C) expand the class of persons eligible to receive awards or otherwise participate in the Plan; or (D) require stockholder approval pursuant to the New York Stock Exchange Listed Company Manual (so long as the Company is a listed company on the New York Stock Exchange) or applicable law.  The Committee may at any time alter or amend any or all Award Agreements under the Plan in any manner that would be authorized for a new Award under the Plan, including but not limited to any manner set forth in Article VIII., so long as such an amendment would not require approval of the Company’s stockholders, if such amendment were made to the Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the participant or a beneficiary who has become entitled to an Award.

Article X. - Miscellaneous:

A.    Effective Date; Duration.  The Plan has been adopted by the Board of Directors of the Company and shall become effective upon, and shall be subject to, the approval of the Company’s stockholders.  The Plan shall remain in effect until any and all Awards under the Plan have been exercised, converted or terminated under the terms of the Plan and applicable Award Agreements.  Notwithstanding the foregoing, no Award may be granted under the Plan after March 24, 2014.  Notwithstanding the foregoing, any Award granted under the Plan on or prior to March 24, 2014 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares of Stock subject to, comprising or referenced in such Award (other than in accordance with Article V.F. or VII.A.)

B.    Disclaimer of Liability.  Neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Company.

C.    Unfunded Plan.  The Plan shall be unfunded.  Neither the Company, nor the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan.  Neither the Company, nor the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under the Plan.

D.    Rights of Participants.

1.     Contract Rights, Forms and Signatures.  Obligations of the Company to any participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement.  Subject to the provisions of Article X.K., no Award shall be enforceable until the Award Agreement, or an acknowledgement of receipt, has been signed by the participant and on behalf of the Company by an “executive officer” (other than the recipient) or his or her delegate.  By executing the Award Agreement or an acknowledgement of receipt, a participant shall be deemed to have accepted and consented to the terms of the Plan and any action taken in good faith under the Plan by and within the discretion of the Committee, the Board of Directors or their delegates.

2.     No Right to an Award.  Status as an employee, Director or a provider of a service to the Company or a subsidiary or affiliate shall not be construed as a commitment that any one or more Awards will be made under the Plan to any such persons. Status as a participant shall not entitle the participant to any additional future Awards.

3.     No Assurance of Employment.  Nothing contained in the Plan (or in any other documents related to the Plan or to any Award) shall confer upon any employee or participant any right to continue in the employ or other service of the Company or any subsidiary or affiliate or constitute any contract (of employment or service) or limit in any way the right of the Company or any subsidiary or affiliate to change a person’s compensation or other benefits or to terminate the employment or service of a person with or without cause.

E.     Rights as Shareholder.  The grant of an Award to a participant under the Plan in the form of a stock option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit,  Performance Share or Performance Unit, shall not entitle the participant to any dividend, voting or other ownership right (unless expressly provided to the contrary in the Award Agreement) unless and until the date of issuance of the shares of Stock under the Plan.  Shares of Stock may be delivered to participants in either certificated or electronic form.

F.     Compliance with Laws.  The Plan, Award Agreement, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under the Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable to comply with all legal requirements.  Any securities delivered under the Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Company, provide such evidence, assurance and representations to the Company as to compliance with any thereof) as counsel to the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

G.    Listing and Registration of Shares.  If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the Stock subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issuance of Stock under the Plan, no outstanding Awards that would result in the purchase or issuance of Stock may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Board of Directors may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Stock in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.  The Company shall be under no obligation to any participant to register for offering or resale under the Securities Act of 1933, or register or qualify under any state securities laws, any shares of Stock, security, or interest in a security, paid or issued under or created by the Plan.

H.    Rule 16b-3 Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and Share-Based Awards hereunder shall satisfy and be interpreted in a manner, that, in the case of participants who are or may be Senior Participants, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3 or such other exemptive rules under Section 16. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Article X.D., that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to transactions under the Plan that are intended to be exempt under Rule 16b-3 or such other exemptive rules under Section 16. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of the Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 or such other exemptive rules under Section 16 are applicable only to Senior Participants and to those Awards to Senior Participants intended to satisfy the requirements of Rule 16b-3 or such other exemptive rules under Section 16.

I.      Applicable Law.  The Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland (disregarding the choice of law rules of any jurisdiction), except as to matters of federal law.

J.     Foreign Jurisdictions.  Without amending the Plan, the Committee may from time to time  grant Awards to participants who are foreign nationals on such different terms and conditions (by establishing one or more sub-plans or otherwise)as the Committee may deem necessary or desirable, and not inconsistent with the intent of the Plan, to foster and promote the purposes of the Plan and, in furtherance of such purposes, the Committee may adopt, amend and terminate any such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to participants who are subject to such laws and who receive Awards under the Plan.

K.    Notices, Signature, Delivery.  Whenever a signature, notice or delivery of a document is required or appropriate under the Plan or pursuant to an Award Agreement, signature, notice or delivery may be accomplished by paper or written format, or to the extent authorized by the Committee, by electronic means.  In the event the Committee authorizes electronic means for the signature, notice or delivery of a document hereunder, the electronic record or confirmation of that signature, notice or delivery maintained by or on behalf of the Committee shall for purposes of the Plan and any applicable Award Agreement be treated as if it was a written signature or notice and was delivered in the manner provided herein for a written document.

L.     Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other business combination, of all or substantially all of the business and/or assets of the Company.

M.   Non-Exclusivity of Plan.  Nothing in the Plan shall limit or be deemed to limit the authority of the Company, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.

EXHIBIT B

McCORMICK & COMPANY, INCORPORATED

DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN

Section I – Administration

This Plan shall be administered by the Compensation Committee of the Board of Directors at the principal office of the Company; provided that the Board of Directors may delegate to any other committee of independent members of the Board of Directors, any or all of the powers conferred upon the Compensation Committee of the Board of Directors under this Plan. The Board of Directors and/or its designee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for its administration.

Section 2 - Shares Subject to the Plan

Up to one hundred twenty-five thousand (125,000) shares of Common Stock and one hundred twenty-five thousand (125,000) shares of Common Stock Non-Voting of this Company shall be reserved for issuance by the Company pursuant to the exercise of the options to be granted hereunder. If an option ceases to be exercisable in whole or in part by reason of expiration of the term of the option or upon or following the date on which the optionee ceases to be a director, the shares which are subject to such option but as to which the option has not been exercised shall continue to be available under the Plan. Shares shall be made available from authorized and unissued stock.

Section 3 – Participants

Any member of the Board of Directors of the Company who is not also an employee of the Company shall be eligible to participate in this Plan.

Section 4 - Allotment of Shares

In January of each year, the Company shall grant an option to each participant in this Plan, unless such participant elects not to receive such option, to purchase two thousand five hundred (2,500) shares of Common Stock and two thousand five hundred (2,500) shares of Common Stock Non-Voting of this Company.

Section 5 - Option Price

The option price per share for options granted hereunder shall be the New York Stock Exchange closing price as reported for the date on which the options are granted.

Section 6 – Option Period and Limitations Upon Exercise of Options

No option shall be exercisable after the expiration of ten (10) years from the date of the granting thereof. Each participant must agree to remain a director of the Company until the next Annual Meeting of Stockholders or until his successor is duly elected and qualified. An option shall be subject to such limitations and restrictions as may be included in the option agreement, including provisions insuring compliance with all applicable laws and regulations pertaining to the sale of these securities.

Section 7 - Exercise of Options and Payment for Stock

The option may be exercised by sending a written notice to the Company to the attention of the Secretary together with payment in full for the stock. Payment for the stock may be in the form of cash or shares of the Company’s common stock. Upon receipt of notice and payment, the Company shall be obligated to have the stock issued to the optionee. A participant shall have none of the rights of a shareholder until shares are issued to him.

Section 8 - Resignation/Removal

Subject to Sections 9 and 10, the right to exercise an option shall terminate thirty (30) days after a participant ceases to be a director.

Section 9 - Rights in the Event of Retirement or Disability

If a participant ceases to be a director on account of his retirement from the Board of Directors or total and permanent disability without having fully exercised his options, he may exercise the option in full, or from time to time in part, for a period of five years after terminating his membership on the Board of Directors or until the expiration of the option, whichever is earlier.

Section 10 - Rights in the Event of Death

If a participant dies prior to termination of the right to exercise his option without having fully exercised his option, the executors, administrators or personal representatives or legatees or distributees of his estate may exercise the option in full, or from time to time in part, for a period of five years after his death or until the expiration of the option, whichever is earlier.

Section 11 - Effect of Change in Stock

Subject to the Plan, in the event there is any change in the Common Stock or Common Stock Non-Voting of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to any option previously granted and the option price shall be appropriately adjusted; provided, however, in such cases, fractional parts of shares will be disregarded.

Section 12 - Non-Assignability

Options shall not be transferable other than by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by him.

Section 13 – Amendment

The Board may terminate, suspend, or amend the Plan in whole or in part from time to time, as may be required by the Internal Revenue Code or by the Securities Exchange Act of 1934, without the approval of the stockholders of the Company. The Board may amend or modify the Plan for such other reasons as it may deem appropriate; provided that no such amendments or modifications may be made within a period of less than six months of adoption of the Plan or any subsequent amendment thereto; and provided further, that no action shall be taken without the approval of the stockholders of the Company to increase the maximum number of shares subject to the Plan (except in accordance with the provisions of Section 11 hereof), to change the option price, to change the class of participants eligible to receive such options under the Plan, or to extend the term of the Plan. No amendment or termination or modification of the Plan shall in any manner affect any option theretofore granted without the consent of the optionee, except that the Board may amend or modify the Plan in a manner that does affect options theretofore granted upon a finding by the Board that such amendment or modification is in the best interest of the holder of outstanding options affected thereby.

Section 14 - Effective Date and Duration

The Plan has been adopted by the Board of Directors of the Company as of January 1, 2004, subject to the approval of the Company’s stockholders.  The Plan shall remain in effect until any and all options under the Plan have been exercised or terminated under the terms of the Plan.  Notwithstanding the foregoing, no options may be granted under the Plan after March 24, 2014.

EXHIBIT C

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is a standing committee of the Board of Directors.  The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls; (ii) the performance of the Company’s internal audit function; (iii) the appointment, engagement and performance of the independent auditors and the evaluation of the independent auditors’ qualifications and independence; (iv) the Company’s compliance with ethics and information security policies and legal and regulatory requirements, including the Company’s disclosure controls and procedures; and (v) the evaluation of enterprise risk issues.  In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors, and management of the Company and to resolve any disagreements between management and the independent auditors regarding financial reporting.  The Company shall provide the Committee with funding sufficient to pay ordinary administrative expenses incurred in carrying out its duties.

In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that the Company’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and it is authorized to retain independent legal, accounting, or such other advisors as it may deem necessary or advisable to carry out its duties.  The Committee may retain these advisors without seeking approval of the Board of Directors.  The Company shall provide appropriate funding, as determined by the Committee, for payment of the compensation to any advisors engaged by the Committee.

The Committee is also responsible for the preparation of the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Organization

This charter governs the operations of the Committee. The Committee shall review and reassess the charter at least annually and recommend any proposed changes to the Board of Directors for approval. The Committee shall be comprised of at least three members of the Company’s Board of Directors, and each member of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934, and the rules and regulations of the SEC.  At least one member of the Committee shall be a “financial expert” as defined by the SEC.  The Board of Directors shall appoint the members of the Committee and its Chairman.

Meetings

The Committee shall meet as often as it deems necessary or advisable, but not less frequently than quarterly.  The Committee shall meet periodically with management, the internal audit service providers, and the independent auditors in separate executive sessions.  The Committee may request any officer or employee of the Company or the Company’s outside counsel or its internal audit services provider or its independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Duties and Responsibilities

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee:

A.    Review of Annual SEC Filings.  The Committee shall review with management and the independent auditors the financial information to be included in the Company’s Annual Report on SEC Form 10-K, including management’s discussion and analysis, and (i) the independent auditors’ judgment about the quality, not just the acceptability, of the accounting principles used in the preparation of the financial statements, (ii) any changes in the accounting policies or principles applied by the Company, (iii) the reasonableness of significant judgments, (iv) the clarity of the disclosures in the financial statements, (v) any material correcting adjustments that have been identified by the independent auditors, and any material unadjusted differences, (vi) any major issues as to the adequacy of the Company’s internal controls, and (vii) any special steps taken in light of material control deficiencies.  The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.  The

Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.  Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements should be included in the Company’s Annual Report to Stockholders.

B.    Review of Quarterly SEC Filings and Other Communications.  The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s quarterly reports on Form 10-Q, including the disclosures under management’s discussion and analysis.  The independent auditors shall report to the Committee on all critical accounting policies and practices used and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by the independent auditors. The independent auditors shall also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards.  The Chairman of the Committee shall review the Company’s earnings releases and the types of financial information and earnings guidance periodically presented to analysts and rating agencies.  The Committee shall also discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement of Auditing Standards No.71.

C.    Performance of Internal Auditors.  The Committee shall annually review the experience and qualifications of senior management personnel involved in the Company’s internal audit activity.  The Committee shall also be responsible for the engagement, evaluation and termination of any third party providers of internal audit services and it shall approve all fees to be paid to such service providers.  As part of its responsibility for evaluating the services performed by any internal audit service provider, the Committee shall review quality control procedures applicable to such service provider.  The Committee shall also obtain at least annually a report of such service providers’ internal quality control procedures, any material issues raised by their most recent internal quality control review or by any recent inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more internal audits conducted by the firm, and any steps taken to deal with such issues.

D.    Review of Disclosure Controls and Procedures.  The Committee shall review with the Chief Executive Officer and the Chief Financial Officer, and other Company officers, the Company’s disclosure controls and procedures and shall review periodically, but not less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any deficiencies in, or material non-compliance with, such controls and procedures.

E.     Engagement/Oversight of Independent Auditors.  The Committee shall be solely responsible for the appointment of the Company’s independent auditors and, where appropriate, for their termination and replacement (subject to shareholder ratification). The Committee shall also be responsible for the oversight of the work performed by the independent auditor, and for resolution of any disagreements between management and the auditor regarding financial reporting. The independent auditor shall report directly to the Committee.  The Committee shall pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditor.  The Committee shall also be solely responsible for approving the compensation to be paid to the independent auditors for their services.  The Committee may delegate authority to one or more members of the Committee to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting.  The independent auditors shall not be engaged to perform any non-audit services proscribed by law or SEC regulation.

F.     Independence/Performance of Independent Auditors.  The Committee shall receive a report from the independent auditors at least annually regarding their independence.  The Committee shall discuss such report with the auditors and take such action as it may deem necessary to satisfy itself that the auditors are independent.  The Committee shall also evaluate the performance of the Company’s independent auditors annually.  In doing so, the Committee shall consult with management and shall obtain and review a report from the independent auditors describing: (i) all relationships between the independent auditors and the Company, (ii) their internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more independent audits conducted by the firm, and any steps taken to deal with such issues.

G.    Audits by Internal and Independent Auditors.  The Committee shall discuss with the internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits.  In this connection, the Committee shall discuss with management, the internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s accounting, financial, and disclosure controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.  The Committee shall review with management and the independent auditors management’s annual internal control report, and the attestation of such report by the independent auditors.  Management and the internal audit service providers shall report promptly to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud

(regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

H.    Review of Certain Matters with Internal and Independent Auditors.  The Committee shall review periodically with management, the internal audit service providers and the independent auditors the effect of new or proposed regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures.

I.      Consultation with Independent Auditors.  The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter.  Such review shall include a description of the difficulties encountered, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed,” regardless of materiality.

J.     Preparation of Report for Proxy Statement.  The Committee shall produce the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

K.    Policies for Employment of Former Audit Staff.  The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

L.     Establishment of “Whistleblowing” Procedures.  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

M.   Review of Certain Transactions with Directors and Related Parties.  The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with directors and executive officers and with firms that employ directors, as well as any other material related party transactions.

N.    Access to Records, Consultants and Others.  The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and employees of the Company; (ii) to retain outside legal, accounting or other consultants to advise the Committee; (iii) to request any officer or employee of the

Company, the Company’s outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

O.    Review of Legal and Regulatory Compliance.  The Committee shall periodically review with management and the independent auditors any correspondence with, or action by, regulators or government agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters, or compliance with the Company’s Business Ethics and Information Security Policies.  The Committee shall also meet periodically and separately with the General Counsel and other appropriate legal staff of the Company to review material legal matters and compliance with applicable laws and listing standards.

P.     Reporting to the Board.  The Committee shall make regular reports to the Board of Directors.

Q.    Self–Evaluation.  The Committee shall be responsible for evaluating its performance no less frequently than annually.

R.    Delegation.  The Committee may delegate any of its responsibilities to one or more members of the Committee unless delegation is prohibited by any law, rule, regulation or listing standard.

S.     Other Delegated Responsibilities.  The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

McCORMICK & COMPANY, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, March 24, 2004

The McCormick & Company, Incorporated 2003 Annual Report is available on our website.  The address is www.mccormick.com.  Click on “Company Information,” under the Investor Relations section, click on the McCormick logo, then click on “Financial Reports.”  The proxy statement is available under “SEC Filings” (DEF14A).

CONSENT:  If you are a registered stockholder and would like to access the proxy materials electronically next year, please go to the following consent site address:  http:/www.econsent.com/mkcv

McCORMICK & COMPANY, INCORPORATED	proxy
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Lawless and Robert W. Skelton and each of them, the proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 24, 2004, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting:

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2004 LONG-TERM INCENTIVE PLAN, FOR THE APPROVAL OF THE DIRECTORS’ SHARE OWNERSHIP PROGRAM, FOR THE APPROVAL OF THE 2004 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN AND FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AS SET FORTH HEREIN, AND IN THE BEST DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS AS MAY OTHERWISE PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

1.   ELECTION OF DIRECTORS:

01 B. H. Beracha
02 J. T. Brady
03 F. A. Contino
04 R. G. Davey
05 E. S. Dunn, Jr.
06 J. M. Fitzpatrick
07 F. A. Hrabowski, III
08 R. J. Lawless
09 M. M. V. Preston
10 W. E. Stevens
11 K. D. Weatherholtz

☐ VOTE FOR all nominees (except as marked)	☐ VOTE WITHHELD from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right)

WITHHELD _______________________________________________________

2.   PROPOSAL TO APPROVE THE 2004 LONG-TERM INCENTIVE PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.   PROPOSAL TO APPROVE THE DIRECTORS’ SHARE OWNERSHIP PROGRAM.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.   PROPOSAL TO APPROVE THE 2004 DIRECTORS’ NON-QUALIFIED STOCK OPTION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

FOR ☐	AGAINST ☐	ABSTAIN ☐

6.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy.  If  held in joint tenancy, all persons must sign.  Trustees, administrators, etc. should include title and authority.  Corporations should provide the full name of the corporation and the title of authorized officer signing the proxy.